EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 25th day of February, 2005 (the "Effective Date")

BY AND AMONG:

            DIGITAL DESCRIPTOR SYSTEMS, INC., a Delaware corporation (the "Company" or the "Employer"),

            CGM APPLIED SECURITY TECHNOLOGIES, INC., a Delaware corporation ("CGM Sub")

            AND

            ERIK HOFFER, an individual having an address at 24156 Yacht Club Boulevard, Punta Gorda, Florida ("Executive")

WHEREAS, the Company, CGM Sub and CGM Security Solutions, Inc. ("CGM") are parties to an Asset Purchase Agreement, (the "Purchase Agreement"), a 2.86% Secured Convertible Promissory Note (the "Note"), a Security Agreement (the "Security Agreement") and an Intellectual Property Security Agreement (the "IP Security Agreement"), all dated as of the date hereof; and

WHEREAS, as a condition to the Purchase Agreement, Executive has agreed to serve as (i) Vice President the Company ("Vice President") and (ii) President of the CGM Sub ("CGM President"), and the Company and CGM Sub have agreed to hire Executive as such, pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company hereby agree as follows:

                                    ARTICLE 1
                                   EMPLOYMENT

Employer and CGM Sub hereby affirm the employment of Executive as Vice President of the Company and President of CGM Sub, and Executive hereby affirms and accepts such employment by Employer and CGM Sub for the "Term" (as defined in Article 3 below), upon the terms and conditions set forth herein.

                                    ARTICLE 2
                                     DUTIES

During the Term, Executive shall serve Employer and CGM Sub faithfully, diligently and to the best of his ability, under the direction and supervision of the Boards of Directors of Employer and CGM Sub ("Boards of Directors") and shall use his best efforts to promote the interests and goodwill of Employer and CGM Sub and any affiliates, successors, assigns, parent corporations,

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subsidiaries, and/or future purchasers of Employer, subject, in the event of any contemplated  transfer of any rights or  obligations  under this  Agreement,  to
Article 13.8, below. Executive shall render such services during the Term at Employer and CGM Sub's principal place of business or at such other place of business as may be determined by the Boards of Directors, as Employer and CGM Sub may from time to time reasonably require of him, and shall devote all of his business time to the performance thereof. Executive shall have those duties and powers as generally pertain to each of the offices of which he holds, as the case may be, subject to the control of the Boards of Directors. Employer and Executive also agree that Employer's Board of Directors shall nominate Executive to Employer's Board of Directors as soon as practicable after the beginning of the Term.

                                    ARTICLE 3
                                      TERM

EMPLOYER VICE PRESIDENT

3.1 The "Term" of this Agreement in connection with the Executive's position of Vice President shall commence on the Effective Date and continue thereafter for a term of three (3) years, as may be extended or earlier terminated pursuant to the terms and conditions of this Agreement. The Term is renewable upon the agreement of the parties hereto.

      During the period between the third anniversary date and final payment of monies due pursuant to the Note ("Final Payment") Executive, Executive shall continue to serve as Vice President and a Director of Employer. Once the Final Payment has been made, Executive will resign his positions unless the Board of Directors of Employer has renewed this Agreement.

CGM PRESIDENT

3.2 Executive shall serve as CGM President commencing on the Effective Date for a one (1) year period, which may be renewed for successive one (1) year periods unless, prior to the 30th calendar day preceding the expiration thereof, the Board of Directors of CGM Sub provides written notice to the Executive that it elects not to renew.

                                    ARTICLE 4
                                  COMPENSATION

SALARY

4.1   (a) In consideration of Executive's services to both Employer and CGM
Sub, Employer shall pay to Executive an annual salary (the "Salary") of Two Hundred Thousand Dollars ($200,000.00 and sometimes referred to as the "Full Salary") , payable in equal installments at the end of such regular payroll accounting periods as are established by Employer, or in such other installments upon which the parties hereto shall mutually agree, and in accordance with Employer's usual payroll procedures, but no less frequently than monthly; provided, however, that the Full Salary may be deferred or reduced by Employer if the Compensation Committee of the Board of Directors of the Employer so determines ( a "Salary Reduction") and shall be paid in full as funds become available during the balance of that calendar year or thereafter ("Salary Payments"); but in no event shall the Salary Reduction exceed $100,000 per year. Any Salary Reduction shall be memorialized in a demand promissory note, accruing interest in the amount of ten (10%) per annum, executed by Employer and CGM Sub,

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jointly and  severally,  and issued no later than ten days following any quarter during which Executive receives less than his Full Salary. Provided further that in the event Executive's Full Salary is reduced at any time during the Term, (i) all Employer and CGM Sub officers' and directors' compensation shall also be proportionately reduced and (ii) Employer and CGM Sub shall not increase the compensation of any officer, director or employee during any periods in which Executive's Full Salary is reduced until all of the Salary Reduction amounts have been repaid to Executive in full. Notwithstanding anything to the contrary set forth in this Agreement, Employer and CGM Sub, jointly and severally, hereby agree to pay the Full Salary, as well as the benefits, expense reimbursements, bonus and other compensation described in Sections 4.2, 4.3, 4.4 and 4.5 below, to Executive throughout the Term hereof, subject only to the Salary Reduction right of this Article 4.1(a), even though Executive's position as CGM President is not renewed after the first year of the Term.

 BENEFITS

4.2 (a) During the Term, Executive shall be entitled to participate in all medical and other Executive benefit plans, including vacation, sick leave, retirement accounts and other Executive benefits provided by Employer to any of the other senior officers of the Employer or CGM Sub on terms and conditions no less favorable than those offered to such senior officers. Such participation shall be subject to the terms of the applicable plan documents, Employer's generally applicable policies, and the discretion of the Board of Directors or any administrative or other committee provided for in, or contemplated by, such plan, but in no event shall Executive's participation in any medical and other Executive benefit plans be less than the participation of any other senior officer during the Term.

      (b)  Employer  shall  agree to review  the  current  Long Term  Disability
Insurance policy held by Executive ("LTD Insurance"). If Employer determines that is it economically viable for Employer to provide LTD Insurance on behalf of the Executive, Employer shall also provide LTD Insurance to similarly situated Executives on terms and conditions no less favorable than those offered to Executive. Employer shall be under no obligation to provide LTD Insurance.

EXPENSE REIMBURSEMENT

4.3 Employer and CGM Sub shall reimburse Executive for reasonable and neces-sary expenses incurred by him on behalf of Employer and CGM Sub in the performance of his duties hereunder during the Term, including any and all travel expenses related to the Employer's business in accordance with Employer's then customary policies, provided that such expenses are adequately documented.

BONUS

4.4 In addition to the Salary, Executive shall be entitled to receive an incentive bonus for each calendar year of this Agreement equal to 5% of the gross margin sales increase over the prior year's gross margin sales of CGM products ("Bonus"). Each year's Bonus shall be paid to the Executive within 110 days of the Company's calendar year end. "Gross margin" shall be defined in accordance with GAAP, as reviewed and approved by Employer's independent auditors.

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OTHER COMPENSATION

4.5 Executive shall receive a monthly allowance of $500, for a total of $6000 per year, in connection with transportation expenses in the performance of his duties on behalf of Employer and CGM Sub.

                                    ARTICLE 5
                                OTHER EMPLOYMENT

During the Term of this Agreement, Executive shall devote substantially all of his business and professional time and effort, attention, knowledge, and skill to the management, supervision and direction of Employer and CGM Sub's business and affairs as Executive's highest professional priority. Except as provided below, Employer shall be entitled to all benefits, profits or other issues arising from or incidental to all work, services and advice performed or provided by Executive. Nothing in this Agreement shall preclude Executive from devoting reasonable periods required for:

      (a) serving as a director or member of a committee of any organization or corporation involving no conflict of interest with the interests of Employer or CGM Sub, provided that Executive must obtain the written consent of Employer and CGM Sub;

      (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of Employer and CGM Sub), to government, industrial, and academic panels where it does not conflict with the interests of Employer and CGM Sub; and

      (c)   managing  his  personal   investments   or  engaging  in  any  other
            non-competing business;

provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement.

                                    ARTICLE 6
                       CONFIDENTIAL INFORMATION/INVENTIONS

CONFIDENTIAL INFORMATION

6.1 Executive shall not, in any manner, for any reasons, either directly or indirectly, divulge or communicate to any person, firm or corporation, any confidential information concerning any matters not generally known in the Public Sector Safety, Cargo and Transportation, product authentication and unattended cargo, Homeland Security and Shipping and Distribution industries (together, the "Security Industry") or otherwise made public by Employer or CGM Sub which affects or relates to Employer or CGM Sub's business, finances, marketing and/or operations, research, development, inventions, products, designs, plans, procedures, or other data (collectively, "Confidential Information") except in the ordinary course of business or as required by applicable law. Without regard to whether any item of Confidential Information is deemed or considered confidential, material, or important, the parties hereto stipulate that as between them, to the extent such item is not generally known in the Security Industry, such item is important, material, and confidential and affects the successful conduct of Employer's business and goodwill, and that any breach of the terms of this Section 6.1 shall be a material and incurable breach of this Agreement. Confidential Information shall not include: (i) information obtained or which became known to Executive other than through his employment by Employer and CGM Sub; (ii) information in the public domain at the time of the disclosure of such information by Executive; (iii) information that Executive can document was independently developed by Executive; and (iv) information that is disclosed by Executive with the prior written consent of Employer or CGM Sub.

DOCUMENTS

6.2 Executive further agrees that all documents and materials furnished to Executive by Employer and CGM Sub and relating to the Employer or CGM Sub's business or prospective business are and shall remain the exclusive property of Employer. Executive shall deliver all such documents and materials, uncopied, to Employer or CGM Sub upon demand therefore and in any event upon expiration or earlier termination of this Agreement. Any payment of sums due and owing to Executive by Employer or CGM Sub upon such expiration or earlier termination shall be conditioned upon returning all such documents and materials, and Executive expressly authorizes Employer and CGM Sub to withhold any payments due and owing pending return of such documents and materials.

INVENTIONS

6.3 All ideas, inventions, and other developments or improvements conceived or reduced to practice by Executive, alone or with others, during the Term of this Agreement, whether or not during working hours, that are within the scope of the business of Employer or CGM Sub or that relate to or result from any of Employer or CGM Sub's work or projects or the services provided by Executive to Employer or CGM Sub pursuant to this Agreement, shall be the exclusive property of Employer. Executive agrees to assist Employer, at Employer's expense, to obtain patents and copyrights on any such ideas, inventions, writings, and other developments, and agrees to execute all documents necessary to obtain such patents and copyrights in the name of Employer.

DISCLOSURE

6.4 During the Term, Executive will promptly disclose to the Boards of Direct-ors full information concerning any interest, direct or indirect, of Executive (as owner, shareholder, partner, lender or other investor, director, officer, Executive, consultant or otherwise) or any member of his immediate family in any business that is reasonably known to Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to, Employer, CGM Sub or any of their suppliers or customers.


                                    ARTICLE 7
                             COVENANT NOT TO COMPETE

(a) Except as expressly permitted in Article 5 above, during the Term of this Agreement, Executive shall not engage in any of the following competitive activities: (a) engaging directly or indirectly in any business or activity substantially similar to any business or activity engaged in (or proposed to be engaged in) by Employer or CGM Sub; (b) engaging directly or indirectly in any business or activity competitive with any business or activity engaged in (or proposed to be engaged in) by Employer or CGM Sub; (c) soliciting or taking away any Executive, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor of Employer, or attempting to so solicit or take away; (d) interfering with any contractual or other relationship between Employer or CGM Sub and any Executive, agent, representative, contractor, supplier, vendor, customer, franchisee, lender or investor; or (e) using, for the benefit of any person or entity other than Employer or CGM Sub, any Confidential Information of Employer or CGM Sub.

(b) The foregoing covenant prohibiting competitive activities shall survive the termination of this Agreement and shall extend, and shall remain enforceable against Executive, for the period of two (2) years following the date this Agreement is terminated provided, however, this Agreement is not terminated either by Executive pursuant to Article10.1 and 10.2 or by Employer without cause pursuant to Article 10.3 in which case such Articles 5, 6 and 7, respectively, shall not be binding upon Executive nor survive such termination. In addition, during the two-year period following such expiration or earlier termination, neither Executive, Employer nor CGM Sub shall make or permit the making of any negative statement of any kind concerning Employer, CGM Sub or their affiliates, or their directors, officers or agents or Executive.

                                    ARTICLE 8
                                    SURVIVAL

Executive agrees that the provisions of Articles 6, 7 and 9 shall survive expiration or earlier termination of this Agreement and shall remain in full force and effect thereafter for any reasons other than in the events of termination either by Executive pursuant to Article10.1 and 10.2 or by Employer without cause pursuant to Article 10.3.


                                    ARTICLE 9
                                INJUNCTIVE RELIEF

Executive acknowledges and agrees that the covenants and obligations of Executive set forth in Articles 6 and 7 with respect to non-competition, non-solicitation, confidentiality and Employer's property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Employer or CGM Sub irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that Employer or CGM Sub shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants and obligations referred to in this Article 9, provided, however, such injunctive relief shall not be available if this Agreement is terminated either by Executive pursuant to Article10.1 and 10.2 or by Employer without cause pursuant to Article 10.3. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have at law or in equity.


                                   ARTICLE 10
                                   TERMINATION

TERMINATION BY EXECUTIVE

10.1 Executive may terminate this Agreement for Good Reason at any time upon 30 days' written notice to Employer or CGM Sub, provided the Good Reason has not been cured within such period of time.

GOOD REASON

10.2 In this Agreement, "Good Reason" means, without Executive's prior written consent, the occurrence of any of the following events, unless Employer or CGM Sub shall have fully cured all grounds for such termination within thirty
(30) days after Executive gives notice thereof:

      (i)   any reduction in his then-current  Salary,  except as provided under
            Section 4.1;

      (ii) any material failure to timely grant, or timely honor, any equity or long-term incentive award;

      (iii) failure to pay or provide required compensation and benefits;

      (iv) any failure to appoint him as a Director of Employer or the removal of him from such position, other than by vote of Employer's shareholders following his nomination by Employer's Board of Directors at a meeting thereof, during the Term;

      The written notice given hereunder by Executive to Employer or CGM Sub shall specify in reasonable detail the cause for termination, and such termination notice shall not be effective until thirty (30) days after Employer or CGM Sub's receipt of such notice, during which time Employer shall have the right to respond to Executive's notice and cure the breach or other event giving rise to the termination.

TERMINATION BY EMPLOYER

10.3 Employer or CGM Sub may terminate its employment of Executive under this Agreement for cause at any time by written notice to Executive. For purposes of this Agreement, the term "cause" for termination by Employer or CGM Sub shall be (a) a conviction of or plea of guilty or nolo contendere by Executive to a felony, or any crime involving fraud or embezzlement; (b) the refusal by Executive to perform his material duties and obligations hereunder;
(c) Executive's willful or intentional misconduct in the performance of his duties and obligations; or (d) if Executive or any member of his family makes any personal profit arising out of or in connection with a transaction to which Employer or CGM Sub is a party or with which it is associated without making disclosure to and obtaining the prior written consent of Parent. The written notice given hereunder by Employer or CGM Sub to Executive shall specify in reasonable detail the cause for termination. For purposes of this Agreement, "family" shall mean Executive's spouse and/or children. In the case of a termination for the causes described in (a) and (d) above, such termination shall be effective upon receipt of the written notice. In the case of the causes described in (b) and (c) above, such termination notice shall not be effective until thirty (30) days after Executive's receipt of such notice, during which time Executive shall have the right to respond to Employer or CGM Sub's notice and cure the breach or other event giving rise to the termination.

SEVERANCE

10.4 Upon a termination of this Agreement without Good Reason by Executive or with cause by Employer or CGM Sub, Employer shall pay to Executive all accrued and unpaid compensation as of the date of such termination, including any amounts due Executive under Article 4 subject to the provision of Section
6.2. Upon a termination of this Agreement with Good Reason by Executive or without cause by Employer or CGM Sub, Employer shall pay to Executive the

"Severance Payment." The Severance Payment shall be payable over a period of six months from the date of termination, subject to Employer's statutory and customary withholdings. The first two-fifth's of the Severance Payment shall be paid by Employer within thirty (30) business days of the expiration of any applicable cure period and the remaining three-fifth's of the Severance Payment shall be paid within 90 days of the expiration of any applicable cure period. The "Severance Payment" shall equal the total amount of the Full Salary payable to Executive under Section 4.1 of this Agreement from the date of such termination until the end of the Term of this Agreement (prorated for any partial month), together with a prorated amount of any bonus payable under
Section 4.4 as well as any amounts due under any promissory notes issued or issuable pursuant to any Salary Reduction amounts outstanding at the date of termination and which may accrue through the Term hereof.

TERMINATION UPON DEATH

10.5 If Executive dies during the Term of this Agreement, this Agreement shall terminate, except that Executive's legal representatives shall be entitled to receive any earned but unpaid compensation or expense reimbursement, including any amounts due Executive under Article 4, as well as any amounts due under any promissory notes issued or issuable pursuant to any Salary Reduction amounts outstanding through the date of death.

TERMINATION UPON DISABILITY

10.6 If, during the Term of this Agreement, Executive suffers and continues to suffer from a "Disability" (as defined below), then Employer may terminate this Agreement by delivering to Executive ten (10) calendar days' prior written notice of termination based on such Disability, setting forth with specificity the nature of such Disability and the determination of Disability by Employer. For the purposes of this Agreement, "Disability" means Executive's inability, with reasonable accommodation, to substantially perform Executive's duties, services and obligations under this Agreement due to physical or mental illness or other disability for a continuous, uninterrupted period of sixty (60) calendar days or ninety (90) days during any twelve month period. Upon any such termination for Disability, Executive shall be entitled to receive any earned but unpaid compensation or expense reimbursement as well as any amounts due under any promissory notes issued or issuable pursuant to any Salary Reduction amounts outstanding due hereunder through the date of termination.

                                   ARTICLE 11
                  PERSONNEL POLICIES, CONDITIONS, AND BENEFITS

      Except as otherwise provided herein, Executive's employment shall be subject to the personnel policies and benefit plans which apply generally to Employer's executives as the same may be interpreted, adopted, revised or deleted from time to time, during the Term of this Agreement, by Parent in its sole discretion, except, however, the provisions of this Article 11 shall not operate to diminish, reduce, invalidate or terminate any of the Executive's compensation or other rights granted pursuant to Articles 1,3, 4, 5, 7, 8, 9 and
10. During the Term hereof, Executive shall be entitled to vacation during each year of the Term at the rate of four (4) weeks per year. Within 30 days after the end of each year of the Term, Employer shall elect to (a) carry over and allow Executive the right to use any accrued and unused vacation of Executive, or (ii) pay Executive for such vacation in a lump sum in accordance with its standard payroll practices. Executive shall take such vacation at a time approved in advance by the Board of Directors of Employer, which approval will not be unreasonably withheld but will take into account the staffing requirements of Employer and the need for the timely performance of Executive's responsibilities.

                                   ARTICLE 12
                           BENEFICIARIES OF AGREEMENT

This Agreement shall inure to the benefit of Executive, his heirs and successors, and to Employer, CGM Sub and any affiliates, successors, assigns, parent corporations, subsidiaries, and/or purchasers of Employer or Parent as they now or shall exist while this Agreement is in effect, subject, in the event of a contemplated transfer of any rights or obligations under this Agreement, to
Article 13.8 below.

                                   ARTICLE 13
                               GENERAL PROVISIONS

NO WAIVER

13.1 No failure by either party to declare a default based on any breach by the other party of any obligation under this Agreement, nor failure of such party to act quickly with regard thereto, shall be considered to be a waiver of any such obligation, or of any future breach.

MODIFICATION

13.2 No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the parties to be charged therewith.

SUBMISSION TO JURISDICTION; CONSENT TO SERVICE OF PROCESS.

13.3 The parties hereto irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New Jersey over any dispute arising out of or relating to this Agreement and each party irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute, suit, action or proceeding brought in such court or any defense of inconvenient forum for the maintenance of any such dispute, suit, action or proceeding. Each of the parties hereby agrees that a judgment in any such dispute, suit, action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to any conflict of laws principles.

ENTIRE AGREEMENT

13.4 This Agreement embodies the whole agreement between the parties here-to regarding the subject matter hereof and there are no inducements, promises, terms, conditions, or obligations made or entered into by Employer or Executive other than contained herein.

SEVERABILITY

13.5 Certain of the agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Articles 1, 2, 3, 4, 5, 7, 8, 9, 10, 11 and 12 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

HEADINGS

13.6 The headings contained herein are for the convenience of reference and are not to be used in interpreting this Agreement.

INDEPENDENT LEGAL ADVICE

13.7 Employer has obtained legal advice concerning this Agreement and has requested that Executive obtain independent legal advice with respect to same before executing this Agreement. Executive, in executing this Agreement, represents and warranties to Employer that he has been so advised to obtain independent legal advice, and that prior to the execution of this Agreement he has so obtained independent legal advice, or has, in his discretion, knowingly and willingly elected not to do so.

NO ASSIGNMENT

13.8 No party may assign, pledge or encumber its interest in this Agreement nor assign or transfer any of its rights or duties under this Agreement, by operation of law or otherwise, to any affiliates, successors, assigns, parent corporations, subsidiaries, and/or future purchasers of Employer without the prior written consent of the other parties.

      IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                   DIGITAL DESCRIPTOR SYSTEMS, INC.


                                   By: /s/ Anthony Shupin
                                       -----------------------------------
                                       Anthony Shupin, President


                                   CGM APPLIED SECURITY TECHNOLOGIES, INC.


                                   By: /s/ Anthony Shupin
                                       -----------------------------------
                                       Anthony Shupin, President


                                   EXECUTIVE:

                                   /s/ Erik Hoffer
                                   ---------------------------------------
                                   ERIK HOFFER